Exhibit 10.11

EXECUTION COPY

AMENDMENT NO. 6 TO AMENDED AND RESTATED
CONSTRUCTION AND TERM LOAN AGREEMENT
AND UNANIMOUS CONSENT

               THIS AMENDMENT NO. 6 TO AMENDED AND RESTATED CONSTRUCTION AND TERM LOAN AGREEMENT AND UNANIMOUS CONSENT (this “Amendment”), dated as of November 21, 2000, is made by and among (i) WESTMORELAND-LG&E PARTNERS, a Virginia general partnership, as Borrower (the “Borrower”), (ii) CREDIT SUISSE FIRST BOSTON, NIB CAPITAL BANK N.V., THE BANK OF NOVA SCOTIA, THE SUMITOMO BANK, LIMITED, New York Branch, THE SANWA BANK LIMITED, UNION BANK OF CALIFORNIA, N.A., THE FUJI BANK LIMITED, New York Branch, CREDIT LYONNAIS, New York Branch, CREDIT LYONNAIS, Cayman Island Branch, LANDESBANK HESSEN-THURINGEN GIROZENTRALE and each Purchasing Lender, as Lenders, (iii) THE PRUDENTIAL INSURANCE COMPANY OF AMERICA as Institutional Lender and as Institutional Agent (together with its successors in each such capacity) and each Purchasing Institutional Lender, (iv) CREDIT SUISSE FIRST BOSTON, New York Branch, as the Issuing Bank, (together with its successors in such capacity), (v) CREDIT SUISSE FIRST BOSTON, NIB CAPITAL BANK N.V., THE BANK OF NOVA SCOTIA and THE SUMITOMO BANK, LIMITED, New York Branch, as Co-Agents (together with their successors in such capacity) and (vi) CREDIT SUISSE FIRST BOSTON, as Agent for the Lenders, the Institutional Lenders and the Issuing Bank (together with its successors in such capacity).

W I T N E S S E T H :

               WHEREAS, the Amended and Restated Construction and Term Loan Agreement, dated as of December 1, 1993 as amended by Amendment No. 1 dated as of November 4, 1994, Amendment No. 2 dated as of December 30, 1994, Amendment No. 3 dated as of January 31, 1995, Amendment No. 4 dated as of October 19, 1995, and Amendment No. 5 dated as of August 23, 2000 each among Borrower, the Lenders, the Institutional Lenders, the Issuing Bank, the Co-Agents and Agent and the letter agreement, dated July 20, 1999, from Credit Suisse First Boston as Agent, as Issuing Bank, as Co-Agent and as Securities Intermediary, and acknowledged and agreed to by the Borrower, the Lenders, the Institutional Lenders and the Institutional Agent (collectively, the “Credit Agreement”) sets forth, among other things, the terms and conditions upon which the Lenders and the Institutional Lenders are willing to make available to Borrower certain Loans and Institutional Loans (unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (including Exhibit X thereto) shall have the meanings indicated therein); and

               WHEREAS, Borrower, the Lenders, the Institutional Lenders, Institutional Agent, the Issuing Bank, the Co-Agents and Agent desire to amend the Credit Agreement as provided herein;

               WHEREAS, the letter agreement referred to in the first paragraph of this preamble, dated as of July 20, 1999 (the “Letter Agreement”), established the CSFB-Westmoreland-LG&E Roanoke I & II Account as defined therein (the “Roanoke Account”);

               WHEREAS, (a) Borrower and Virginia Power desire to amend and restate the Rova I Power Purchase Agreement and the Rova fi Power Purchase Agreement (collectively, the “Rova Power Purchase Agreements”) and (b) Borrower desires to apply the Settlement Proceeds (as defined below) in the manner set forth herein, and Borrower has requested the consent of the Lenders, Institutional Lenders, Institutional Agent, Issuing Bank, Co-Agents and Agent thereto; and

               WHEREAS, Borrower, the Lenders, Institutional Lenders, Institutional Agent, Issuing Bank, Co-Agents and Agent desire to amend the Credit Agreement as provided herein in connection with the granting of such consent to Borrower.

               NOW, THEREFORE, it is agreed:

               Section 1. Amendments. Subject to the limitations contained in Section 4 hereof, the Credit Agreement is hereby amended as follows:

               (a)     Exhibit X is hereby amended by inserting the following definition in the appropriate alphabetical order:

                        (i)     “Amendment No. 6 to Credit Agreement” means Amendment No. 6 to the Amended and Restated Construction and Term Loan Agreement and Unanimous Consent, dated as of November 21, 2000, among Borrower, the Lenders, the Institutional Lenders, Institutional Agent, the Issuing Bank, the Co-Agents and Agent.

               (b)     Exhibit X is hereby further amended as follows:

                        (i)     The definition of “Combined Debt Service Coverage Ratio” is amended and restated in its entirety as follows:

“Combined Debt Service Coverage Ratio” means, for any period with respect to which a calculation is to be delivered to Agent under the Credit Agreement, (i) if the Calculation Delivery Date therefor occurs (x) prior to June 15, 2009 or (y) after June 15, 2011, the ratio of (a) the sum of Rova I Net Revenues for such period plus Rova U Net Revenues for such period to (b) the sum for such period of the items referred to in clauses (a), (b), (c) and (d) of the definitions of “Tranche A Debt Service” and “Tranche B Debt Service” set forth in the Credit Agreement, as calculated by Borrower and approved as set forth in the definitions of “Tranche A Debt Service Coverage Ratio” and of “Tranche B Debt Service Coverage Ratio”, respectively, and (ii) if the Calculation Delivery Date therefor occurs (x) on or after June 15, 2009 but on or prior to June 15, 2011, a ratio to be calculated in the same manner as in clause (i) of this definition except that when making such calculation, the appropriate amount indicated below shall be added to the sum obtained pursuant to sub-clause (a) of clause (i) above for such ratio delivered by Borrower to Agent on each of the following Calculation Delivery Dates:

June 15, 2009	$3,350,000
December 15, 2009	$6,700,000
June 15, 2010	$4,850,000
December 15, 2010	$3,000,000
June 15, 2011	$1,500,000;
provided, however that if any Event of Default has occurred and is continuing on any Calculation Delivery Date, such ratio shall be calculated in the same manner as in clause (i) of this definition.”

                        (ii)     The definition of “Combined Projected Debt Service Coverage Ratio” is amended and restated in its entirety as follows:

“Combined Projected Debt Service Coverage Ratio” means, for any period with respect to which a calculation is to be delivered to Agent under the Credit Agreement, (i) if the Calculation Delivery Date therefor occurs (x) prior to December 15, 2008 or (y) after June 15, 2010, the ratio of (a) the sum of Projected Rova I Net Revenues during such period plus Projected Rova II Net Revenues during such period to (b) the sum of Projected Tranche A Debt Service for such period plus Projected Tranche B Debt Service for such period, as calculated by Borrower and approved as set forth in the definitions of “Projected Tranche A Debt Service Coverage Ratio” and “Projected Tranche B Debt Service Coverage Ratio”, respectively, and (ii) if the Calculation Delivery Date therefor occurs (x) on or after December 15, 2008 but on or prior to June 15, 2010, a ratio calculated in the same manner as in clause (i) of this definition except that when making such calculation, the appropriate amount indicated below shall be added to the sum obtained pursuant to sub-clause (a) of clause (i) above for such ratio delivered by Borrower to Agent on each of the following Calculation Delivery Dates:

December 15, 2008	$3,350,000
June 15, 2009	$3,350,000
December 15, 2009	$1,500,000
June 15, 2010	$1,500,000;
provided, however that if any Event of Default has occurred and is continuing on any Calculation Delivery Date, such ratio shall be calculated in the same manner as in clause (i) of this definition.”

               (c)     Section 6.1(c)(vi) is hereby amended by inserting the following proviso at the end thereof:

“provided, however, that on the first Repayment Date in each of the calendar years 2004 and 2009, the amount withdrawn and transferred for deposit in the Repair and Maintenance Account shall be an amount equal to the difference between (x) the Required Maintenance Balance less (y) the then-current balance in the Repair and Maintenance Account;"

               (d)     Section 6.1(c)(vii) is hereby amended by inserting the following clause (C) immediately after the semicolon at the end of clause (B) appearing in such Section:

“and (C) third, on each Repayment Date that is a Quarterly Date in January and each Repayment Date that is a Quarterly Date in July, commencing on January 1, 2002 through and including July 31, 2008, withdraw an amount equal to $550,000 to be deposited into the Debt Protection Account, except that on any such Repayment Date no such withdrawal shall be made if Borrower has, pursuant to this Section 6. l(c)(vii)(C), delivered to Agent a Debt Protection Letter of Credit in a face amount of $550,000 (or amended an existing Debt Protection Letter of Credit so as to increase it by such an amount) which shall satisfy all of the requirements and afford Agent all of the rights applicable to Debt Protection Letters of Credit set forth in Section 6.1(f) hereof, together with such corporate documents, legal opinions and other documents and information which the Agent may reasonably request; provided, that, the provision of Section 6.1(f) limiting the number of Debt Protection Letters of Credit that may be outstanding to three such letters of credit at any one time shall not apply to Debt Protection Letters of Credit delivered pursuant to this Section 6.1(c)(vii)(C);".

               (e)     Section 6.1(d) (Ash Reserve Account) is hereby amended by inserting the parenthetical “(i)” immediately after the title to such Section and prior to the first sentence thereof and by inserting a new sub-clause (ii) immediately prior to the period appearing at the end of such Section as follows:

“and (ii) Notwithstanding any provision in this Agreement or any of the Loan Instruments to the contrary, including Section 6.1(d)(i) hereof, commencing upon the effective date of Amendment No. 6 to Credit Agreement:

(A) the Ash Reserve Account shall be funded pursuant to Section 6.1(c)(ii) hereof up to a maximum amount of $600,000 and such amount shall be considered the “Required Ash Reserve Balance”, provided, that, in the event that any of the funds held in the Ash Reserve Account are used pursuant to Section 6.1(d)(ii)(B) below, such maximum amount shall immediately increase to $ 1,000,000 and the term “Required Ash Reserve Balance” shall revert to the meaning given such term in Section 6.1(d)(i) above; and

(B) The Lenders and Institutional Lenders shall be entitled to use the funds in the Ash Reserve Account to satisfy payment obligations of Borrower under the Loan Instruments after (1) distributing funds from the Additional Collateral Account for such purpose pursuant to Section 6.1(g) below; and (2) using the funds in the Debt Protection Account for such purpose pursuant to Section 6.1(f) below; provided, that, in the event that the Borrower receives written notice from the Independent Engineer that a new Ash Monofill (as defined in the Ash Disposal Agreement) will be required for the Facilities, immediately upon the receipt of such notice by Borrower, and thereafter, (x) the funds in the Ash Reserve Account shall no longer be used as provided in this Section 6.1(d)(ii)(B), (y) the maximum amount to which the Ash Reserve Account shall be funded shall increase to $1,000,000, and (z) the term “Required Ash Reserve Balance” shall revert to the meaning given such term in Section 6.1(d)(i) above.”

               (f)     Section 6.1(e) (Repair and Maintenance Account) is hereby amended by deleting the second sentence thereof and replacing it with the following sentence:

“The Repair and Maintenance Account shall be funded pursuant to Section 6.1(c)(vi) hereof up to a maximum amount of (x) $2,200,000 on or prior to January 31, 2004 and after January 31, 2010 and (y) $2,600,000 after January 31, 2004 through and including January 31, 2010 (such amount the “Required Maintenance Balance”).”

               (g)     Section 6. l(f) (Debt Protection Account) is hereby amended by (i) inserting the parenthetical “(aa)” immediately after the title to such Section and prior to the first sentence thereof, (ii) deleting the number “$10,000,000” in the first sentence of the second paragraph thereof and replacing such number with the number “$19,700,000” and (iii) by inserting a new subclause (bb) immediately prior to the period appearing at the end of such section as follows:

“(bb) Notwithstanding the provisions of Section 6.1 (f)(aa) above, (A) commencing on the effective date of Amendment No. 6 to Credit Agreement and ending on January 31, 2010, (x) the maximum amount to which the Debt Protection Account shall be funded shall be increased by $550,000 on each Repayment Date that is a Quarterly Date in January and each Repayment Date that is a Quarterly Date in July, commencing on January 1, 2002 through and including July 31, 2008 and (y) the term “Required Debt Protection Balance” shall mean, at any given time, the maximum amount to which the Debt Protection Account shall be funded in accordance with this Section 6.1(f)(bb); and (B) as long as no Event of Default has occurred and is continuing, (1) on January 31, 2009, any amounts on deposit in the Debt Protection Account in excess of $26,350,000, (2) on July 31, 2009, any amounts on deposit in the Debt Protection Account in excess of $23,000,000, (3) on January 31, 2010, any amounts on deposit in the Debt Protection Account in excess of $21,500,000 and (4) on July 31, 2010, any amounts on deposit in the Debt Protection Account in excess of $20,000,000 shall be distributed to the Borrower to such account as Borrower shall direct and simultaneously with the last such distribution, the provisions of this Section 6.1(f)(bb) shall cease to have any force or effect.”

               Section 2. Consents. (a) In accordance with Section 6.19(c) and Section 9.4 of the Credit Agreement and subject to the observance and performance of the covenants set forth in Section 2(b) hereof, the Lenders, Institutional Lenders, Institutional Agent, Issuing Bank, Co-Agents and Agent hereby consent to:

                        (i)       the Borrower’s execution of the amendment and restatement of each of the Rova I Power Purchase Agreement and the Rova II Power Purchase Agreement in the form attached hereto as Exhibit A and Exhibit B, respectively;

                        (ii)       notwithstanding anything in any of the Loan Instruments to the contrary, the amount of all settlement proceeds payable to Borrower from Virginia Power on or prior to December 31, 2000 in connection with litigation regarding the Rova I Power Purchase Agreement being delivered by Virginia Power to Agent (the “Settlement Proceeds”) and forthwith being applied by Agent as follows (such application by Agent being hereby irrevocably authorized by Borrower):

(A)

first, deposit the Settlement Proceeds into the Roanoke Account, to be effected with funds that would otherwise have been deposited into the Project Control Account but for the transactions contemplated under the Letter Agreement;

(B)

second, segregate a portion of such Settlement Proceeds deposited in the Roanoke Account in an amount equal to $2,000,000 to be effected with funds that would otherwise have been deposited into the Debt Protection Account but for the transactions contemplated under the Letter Agreement; and

(C)

third, after having segregated the funds in accordance with Section 2(a)(ii)(A) above, withdraw and transfer the remaining balance of such Settlement Proceeds to any account that Borrower may direct in writing to Agent; and

                        (iii)       notwithstanding anything in any of the Loan Instruments to the contrary, the withdrawal by the Agent, for the account of” the Lenders and Institutional Lenders, of an amount equal to $100,000 on the date hereof from the Roanoke Account to the extent amounts held in the Roanoke Account were to be held in the Project Control Account but for the transactions contemplated under the Letter Agreement (such withdrawal by Agent being hereby irrevocably authorized by Borrower).

               (b)   The consents contained in Section 2(a) hereof are expressly conditioned upon the following:

                        (i)       Agent shall receive Settlement Proceeds from Virginia Power in an amount greater than or equal to $2,000,000 on or before December 31, 2000;

                        (ii)       Borrower shall deliver to Agent and Institutional Agent a major maintenance schedule, in form and substance satisfactory to the Independent Engineer and to Agent, in consultation with the Independent Engineer, on or prior to December 31, 2000;

                        (iii)       Borrower shall, in accordance with Section 6.1(c)(vii)(C) of the Credit Agreement, either (A) cause an amount equal to $550,000 to be deposited into the Roanoke Account (to be effected with funds that would otherwise have been deposited in the Debt Protection Account but for the transactions contemplated under the Letter Agreement) or (B) deliver to Agent a Debt Protection Letter of Credit in a face amount of $550,000, which shall satisfy all of the requirements and afford Agent all of the rights applicable to Debt Protection Letters of Credit set forth in Section 6.1(f) of the Credit Agreement, together with such corporate documents, legal opinions and other documents and information which the Agent may reasonably request; in either case, on each Repayment Date that is a Quarterly Date in January and each Repayment Date that is a Quarterly Date in July, commencing on January 1, 2002 through and including July 31, 2008;

                        (iv)       Borrower shall pay an amendment and work fee in the amount of $100,000 to the Agent on the date hereof (to be distributed by Agent to the Lenders and Institutional Lenders pro rata) in accordance with Section 2(a)(iii) hereof;

                        (v)       Borrower shall cause an amount equal to the difference between (x) the Required Maintenance Balance less (y) the then-current balance in the Repair and Maintenance Account to be deposited into the Roanoke Account (to be effected with funds that would otherwise have been deposited in the Repair and Maintenance Account but for the transactions contemplated under the Letter Agreement) on the first Repayment Date of each of the calendar years 2004 and 2009 in accordance with Section 6.1(c)(vi) of the Credit Agreement;

                        (vi)       the Agent and Institutional Agent shall receive by December 31, 2000, and by December 31 of each year thereafter, a report in form and substance reasonably satisfactory to the Agent and Institutional Agent (after consultation with the Independent Engineer) describing the location, type and capacity of disposal, reuse or storage sites for the Ash (as such term is defined in the Ash Disposal Agreement) produced by the Facilities and the quantity of Ash produced by the Facilities in each such year then ended and (A) the quantity of Ash estimated to be produced by the Facilities in the following year, (B) the location, type and capacity of available ash disposal, reuse, and storage sites then owned, leased or otherwise under contract by the Borrower and (C) any alternative sites not then owned, leased or otherwise under contract by the Borrower proposed to be used for disposing of, reusing, or storing the Ash to be produced by the Facilities for the five year period following the date of such report, the costs necessary to implement the use of such alternative sites, and any additional contracts, agreements or Governmental Approvals necessary for the disposal, reuse and/or storage of the Ash at such alternative sites; and

                        (vii)       the Borrower shall (x) promptly deliver to the Agent a schedule and plan for the construction of an additional Ash Monofill Cell (as defined in the Ash Disposal Agreement), if, at any time, Borrower fails to own a minimum quantity of available Ash storage capacity in existing Ash Monofill Cells equal to 600,000 tons of Ash, (y) promptly cause an additional Ash Monofill Cell to be constructed in accordance with all applicable Governmental Requirements and all applicable requirements set forth in the Credit Agreement and Ash Disposal Agreement and within a time frame satisfactory to the Agent (after consultation with the Independent Engineer) if, at any time, Borrower fails to own a minimum quantity of available Ash storage capacity in existing Ash Monofill Cells equal to 300,000 tons of Ash and (z) deliver to the Agent, within thirty (30) days after receipt of a written request by the Agent therefor, evidence, in form and substance reasonably satisfactory to the Agent (after consultation with the Independent Engineer), that the Borrower owns, leases or has under contract the minimum quantity of available Ash storage capacity set forth in (x) or (y).

The failure by the Borrower to comply with any of the covenants set forth in this Section 2(b) shall constitute an Event of Default under the Credit Agreement.

               3.  Letter Agreement. The Lenders, Institutional Lenders, Institutional Agent, Issuing Bank, Co-Agents and Agent hereby accept and acknowledge the Letter Agreement and all provisions contained therein.

               4.  Limitations. Except as expressly stated herein, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement shall remain unamended and shall continue to be, and shall remain in full force and effect in accordance with their respective terms. The consents and authorizations granted in Section 2 hereof are only effective in the specific instance and for the specific purpose for which each is given (and subject to the conditions therein stated) and shall not be effective for any other purpose. Nothing herein shall be construed as consent by any of the Lenders or Institutional Lenders to performance by the Borrower or any of its Affiliates of any obligation under the Rova Power Purchase Agreements to the extent such performance would violate the terms of any Loan Instrument. This Amendment shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Credit Agreement nor any other Loan Instrument.

               5.  Credit Agreement References. On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof or words of like import, and each reference to the Credit Agreement by the words “thereunder”, “thereof or words of like import in any Project Document, Loan Instrument or other document executed in connection with the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended or otherwise modified by this Amendment.

               6.  Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns and all future parties to the Credit Agreement.

               7.  Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be original, with the same effect as if the signatures hereto and thereto were upon the same instrument. This Amendment shall become effective as of the date hereof upon the execution of a counterpart by each of Borrower, Agent, the Issuing Bank, the Co-Agents, the Lenders and Institutional Lenders.

               8.  Governing Law. This Amendment shall for all purposes be considered a Loan Instrument and shall be governed by, construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflict of laws (other than Section 5-1401 of the General Obligations Law of the State of New York).

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment through their duly authorized representatives as of the date first above written.

WESTMORELAND-- LG&E PARTNERS, as Borrower

By:	WESTMORELAND-ROANOKE VALLEY, L.P., as general manager

By:	WEI-- ROANOKE VALLEY, INC., as general partner

By:	/s/ Gregory S. Woods Name: Mr. Gregory S. Woods Title: Executive Vice President

By:	LG&E ROANOKE VALLEY L.P., as general partner

By:	LG&E POWER 16 INCORPORATED, as general partner

By:	/s/ C. A. Markel Name: Title:

CREDIT SUISSE FIRST BOSTON, as Agent, Co-Agent, Lender and Issuing Bank

By:	/s/ p.p. Hughes Name: Stephen Hughes Title: Asst. Vice President

By:	/s/ Ryan Name: Peter A. Ryan Title: Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, as Institutional Agent and Institutional Lender

By:	/s/ Randall M. Kob Name: Randall M. Kob Title: Vice President

THE BANK OF NOVA SCOTIA, as Co-Agent and Lender

By:	/s/ Brian Portis Name: Brian Portis Title: Director

CREDIT LYONNAIS, Cayman Island Branch, as Lender

By:	/s/ James F. Guidera Name: James F. Guidera Title: SVP

CREDIT LYONNAIS, New York Branch, as Lender

By:	/s/ James F. Guidera Name: James F. Guidera Title: SVP

THE FUJI BANK LIMITED, New York Branch, as Lender

By:	/s/ Thomas W. Boylan Name: Thomas W. Boylan Title: Vice President & Team Leader

LANDESBANK HESSEN-THURINGEN GIROZENTRALE, as Lender

By:	/s/ David A. Leech Name: David A. Leech Title: Vice President Corporate Finance Division Structured Finance Dept.

By:	/s/ Michael D. Novack Name: Michael D. Novack Title: Vice President Corporate Finance Division Structured Finance Dept.

NIB CAPITAL BANK N.V., as Co-Agent and Lender

By:	/s/ [illegible] Name: J.C. Veeningen Title: Legal Counsel

THE SANWA BANK LIMITED, as Lender

By:	/s/ Ken Nakahira Name: Ken Nakahira Title: Vice President

THE SUMITOMO BANK, LIMITED, New York Branch, as Co-Agent and Lender

By:	/s/ William M. Ginn Name: William M. Ginn Title: General Manager

UNION BANK OF CALIFORNIA, N.A., as Lender

By:	/s/ Susan K. Johnson Name: Susan K. Johnson Title: Vice President